Exhibit 3.1

MA SOC Filing Number: 202249772830 Date: 10/24/2022 8:35:00 AM
Amber Orman POTSmodem4 (2/5) 10/24/2022 08:32:20 AM -0400

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PC

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

M MUST B TYPED **Articles of Amendment** FORM MUST BE TYPED

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1) Exacc name of corporacion: Precision Optics Corporati on, Inc.

(2) Regiscered office address: 22 East Broadway, Gardner, MA 01440
(number, street, city or town, state, zip code)

(3) These art icles of amendmenc affecc arci cle(s): III
(specify the number(s) of article(s) being amended (I-VI))

(4) Dace ado pced: October 14 , 2022
(month, day, year)

(5) Approved by:

(check appropriate box)

D che incor poracors.

D che board of directors wichouc shareho lder app roval and shareh older app roval was not required.

0 the board of directors and the shareho lders in the manner required by law and the artic les of organization.

(6) Scace che article number and che cexc of che amend ment . Unless contained in che cexc of che amendment, scare che provisions for implemencing che exchange, reclassification or cancellation of issued shares.

Article III of the Corporation's Articles of Organization , as amended, is amended hereby by inserting the following:

"As of 11:59 p.m. Eastern Time on Wednesday, October 26, 2022 (the "Effective Time"), each three (3) issued and outstanding shares of authorized Common Stock of the Corporation, $0.01 par value per share, shall be reclassified and combined into one (1) share of Common Stock. There shall be no fractional shares issued. Each resulting fractional share shall be entitled to receive cash for the value of the fraction. The total number of authorized shares of Common Stock immediately after the Effective Time shall continue to be 50,000,000."

Amber Orman POTSmodem4 (3/5) 10/24/2022 08:33:00 AM -0400

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of d::iss or ser ies of stock, whic h rhe cor pornrio n is::imhori7.ed to issue, rnmp lere rhe following:

Total autho rized prior coamendment:

WITHOUT PAR VALUE		WITH PAR VALUE		
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	50,000,000	$0.01

Total authorized after amendment :

WITHOUT PAR VALUE		WITH PAR VALUE		
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	50,000,000	$0.01

(7) The amendment shall be effective at the time and on the date approved by che Division , unlessa lacer effective dat e noc more chan 90 days from che dace and tim e of filing isspecified: ______

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MA SOC Filing Number: 202249772830 Date: 10/24/2022 8:35:00 AM THE COMMONWEALTH OF MASSACHUSETTS I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on: October 24, 2022 08:35 AM WILLIAM FRANCIS GALVIN Secretary of the Commonwealth

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MA SOC Filing Number: 202250996520 Date: 10/26/2022 4:56:00 PM

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Nick Anania POTSmodem4 (3/5) 10/26/2022 04:54:57 PM -0400

To change the number of shares and the par value, *if any, of any type, or to designate a class or series, of stock or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE		
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	50,000,000	$0.01

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE		
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	50,000,000	$0.01

(7) The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified: ______________________________

*G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Articles III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

Nick Anania POTSmodem4 Cl [J [2]i Od1u 11rlll'.1:1 [] Co1.11·t· ,1ppurn1.,.d !'Ill tl,J, .klJ >J........................................ (4/5) 10/26/2022 04:55:27 PM - 0400

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THE COMMONWEALTH OF MASSACHUSETTS WILLIAM FRANCIS GALVIN Secretary of the Commonwealth I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on: October 26, 2022 04:56 PM MA SOC Filing Number: 202250996520 Date: 10/26/2022 4:56:00 PM

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